                                                                   EXHIBIT 10.51


                              EMPLOYMENT AGREEMENT


                  AGREEMENT between Coram Healthcare Corporation, a Delaware corporation (the "Company"), and Daniel Crowley ("Executive"), made as of November 30, 1999, the date upon which Executive has executed and delivered this Agreement to the Company (the "Effective Date").

                  In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Employment. The Company shall employ Executive, and Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 5 hereof (the "Employment Period").

                  2. Position and Duties. During the Employment Period, Executive shall serve as the Chairman of the Board, President and Chief Executive Officer of the Company and all of its wholly-owned subsidiaries, and Executive shall have the normal duties, responsibilities and authority of the Chairman of the Board, President, and Chief Executive Officer. Executive is a former Chief Executive Officer of a Fortune 200 Company in demand to serve as Chairman of the Board, Chief Executive Officer or turn around management. Executive also owns and operates his own company, Dynamic Healthcare, that has various business interests. Executive intends to do whatever is professionally necessary to turn the Company around and the Company recognizes that Executive will have other business interests and may serve as an officer or consultant to other businesses. Executive shall have the right, with the concurrence of the Company's Board of Directors, to appoint a chief executive officer when the Company, in Executive's reasonable opinion, has been stabilized; provided, however, that such an appointment shall not be deemed to cause a termination of the Employment Period by the Company hereunder and shall not trigger payment of any amounts to Executive pursuant to Section 5(d). Upon the appointment of a successor chief executive officer pursuant to this Section 2, Executive shall retain his position as Chairman of the Board and all of the terms of this Agreement shall remain in full effect except to the extent modified in a manner which is mutually acceptable to the parties, including without limitation an adjustment to the base compensation payable hereunder.

                  3. Base Salary and Benefits.

                  (a) Executive's base salary (the "Base Salary") shall initially be $650,000 per annum, payable in cash and in accordance with the Company's general payroll practices. The Base Salary shall be reviewed annually by the Board of Directors of the Company (the "Board") and increased (but not decreased) based upon Executive's performance.

                  (b) In addition to the Base Salary, Executive shall be entitled to a performance bonus (the "Bonus") payable within 90 days of the end of each fiscal year based upon the Company's operating results, as follows: if earnings before interest, taxes, depreciation and amortization (EBITDA) of the Company, as measured by the audited financial statements of the Company in any one year equals or exceeds 100% of the target amounts (the "EBITDA Targets") to be determined by the Compensation Committee of the

Board of Directors of the Company (consisting of at least two outside directors who will comprise a majority of such Committee) and Executive in good faith, beginning in fiscal year 2000, Executive shall be entitled to a bonus for such year (the "Bonus") equal to the percentage set forth on Schedule A hereto of the Base Salary in effect on the last day of the Company's fiscal year for which such Bonus is payable. Any Bonus earned by Executive hereunder shall be payable by the Company in cash.

                  (c) Executive shall be granted options as of the Effective Date to purchase 1,000,000 shares of Common Stock of the Company (the "Option Shares") at a price equal to the closing price of the Common Stock on the New York Stock Exchange on the Effective Date. The Option Shares shall be granted to Executive under the Company's 1994 Stock Option/Stock Issuance Plan (the "Plan"). Each of the options (the "Options") shall vest and become exercisable by Executive as to 33-1/3% of the Option Shares covered thereby on each of the first, second and third anniversaries of the Effective Date, if Executive is then employed by the Company, and will vest as to 100% of the Option Shares upon: (i) a Change in Control (as defined below); (ii) any termination by the Company of this Agreement other than a termination by the Company for Cause (as defined below); (iii) any termination by Executive pursuant to paragraph 5(a)(ii) hereof; or (iv) if the Employment Period is terminated as a result of Executive's death or permanent Disability (as defined below).

                  For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if: (i) any "person" (as such term is Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company or the Senior Subordinated Noteholders pursuant to the Securities Exchange Agreement dated May 6, 1998, or a group composed principally thereof, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of Common Stock of the Company or (B) the combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of directors; (ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i) or (iii) of this paragraph 3(c)) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors still in office who were either in office at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (iii) the shareholders of the Company approve a merger or consolidation which would result in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets or any transaction having a similar effect.

                  (d) In addition to the Base Salary and any bonuses payable to Executive pursuant to this paragraph, Executive shall be entitled to the following benefits during the Employment Period, unless otherwise increased by the Board:



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

                           (i) Health insurance, dental insurance and disability insurance as such coverage is made generally available to the senior executives of the Company and whole life insurance with a policy value of $1,000,000 naming Executive's beneficiary of choice;

                           (ii) four weeks paid vacation each year (any unused vacation will be paid out at the Base Salary rate on December 31 of each year during the Employment Period and upon termination of this Agreement);

                           (iii) participation in any group life insurance plan, or other insurance plan, medical expense plan or other benefit arrangement maintained by the Company for its senior executives generally and, if applicable, their family members; and

                           (iv) a car allowance of $1,800 per month.

                  (e) The Company shall provide Executive corporate housing in Denver, Colorado for all or such portion of the Employment Period as is requested by Executive.

                  (f) The Company shall also pay to Executive an amount equal to the "Grossed-up Excess Tax Liability." The term "Grossed-up Excess Tax Liability" means an amount which, after Executive's payment of federal and state income tax liabilities arising on the receipt of the Grossed-up Excess Tax Liability payment, shall equal the amount of the "Benefits Tax Liability." The term "Benefits Tax Liability" shall mean the sum of federal and state income tax liability which is payable by Executive upon the receipt of the benefits provided for in Section 3(d), (e) and (i) hereof.

                  (g) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement, including upgrades for first class air travel, which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

                  (h) In addition to the Base Salary and any bonuses payable to Executive hereunder, Executive shall also be entitled to receive an acquisition bonus ("Acquisition Bonus") equal to 2.99 times the annual Base Salary and "Target Bonus" (as defined on Schedule A hereof) payable to Executive hereunder at the time when the Acquisition Bonus becomes payable. The Acquisition Bonus shall be paid concurrently with the consummation of a merger or consolidation which results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding, or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the sale or disposition by the Company of all or substantially all of the Company's assets, or any transaction having similar effect, other than a liquidation of the Company (an "Acquisition").

                           (i) The company shall pay for Executive's annual federal and state tax preparation costs up to a maximum of $10,000 per calendar year.

                  4. Board Membership. Executive shall be elected or appointed to serve as a member of the Board of Directors to fill a vacancy thereon and shall be appointed



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

Chairman of the Board as of the Effective Date. With respect to all subsequent regular elections of directors during the Employment Period, the Company shall nominate, and use its best efforts to elect, Executive to serve as a member of the Board. If Executive is elected to serve on the Board, Executive shall be named the Chairman of the Board. Upon the termination of the Employment Period for any reason, Executive shall resign as a director and officer of the Company and its Subsidiaries, as the case may be. For purposes of this Agreement, "Subsidiaries" shall mean any corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

                  5. Term.

                  (a) The Employment Period shall end on November 29, 2002, provided that: (i) the Employment Period shall terminate prior to such date upon Executive's resignation, death or permanent disability (defined as the expiration of a continuous period of 180 days during which Executive is unable to perform his assigned duties due to physical or mental incapacity); (ii) the Employment Period may be terminated by Executive at any time prior to such date if the Company fails to comply with any material provision of this Agreement, which failure has not been cured within 10 business days after notice of such noncompliance has been given by Executive to the Company; and (iii) the Employment Period may be terminated by the Company at any time prior to such date for Cause.

                  (b) If the Employment Period is terminated by the Company for Cause or is terminated by Executive's resignation, Executive shall be entitled to receive all amounts due to him through the date of termination.

                  (c) If the Employment Period is terminated as a result of Executive's death or permanent Disability, the Company shall pay any amounts due to Executive through the date of termination and a Bonus (payable as set forth in paragraph 3(b)) in an amount equal to the Bonus which would have otherwise been payable to Executive pursuant to paragraph 3(b) with respect to the fiscal year in which such termination occurs.

                  (d) If the Employment Period is terminated by the Company other than for Cause or by Executive pursuant to paragraphs 5(a)(ii) above, Executive shall be entitled to receive (i) his Base Salary through the third anniversary of the Effective Date (or, if longer, for a period of 24 months after the date of termination), payable in accordance with the Company's general payroll practices, and (ii) the then applicable Target Bonus which shall be payable within ninety days after the end of each of the Company's fiscal years ending thereafter through 2002. The Company shall also continue coverage for Employee under the Company's life insurance, medical, health, disability and similar welfare benefit plans and the whole life insurance plan described in paragraph 3(d)(i) through the third anniversary of the Effective Date (or, if longer, for a period of 24 months after the date of termination).

                  (e) Except as otherwise set forth above, all of Executive's rights to fringe benefits and bonuses hereunder (if any) accruing after the termination of the Employment Period shall cease upon such termination.

                  (f) For purposes of this Agreement, "Cause" shall mean (i) the continuing willful failure or refusal by Executive to perform substantial and material duties hereunder (other than any such failure resulting from Executive's incapacity due to physical or mental illness), which has not ceased within 10 business days after written demand for substantial



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

performance is delivered to Executive by the Company, which demand identifies the manner in which the Company believes that Executive has not performed such duties and the steps required to cure such failure to perform; (ii) Executive shall intentionally and willfully engage in misconduct toward the Company which is materially injurious to the Company and its Subsidiaries, monetarily or otherwise (including, but not limited to, conduct in violation of paragraph 7 or 8 hereof), or (iii) the conviction of Executive of or the entering of a plea of nolo contendere by Executive with respect to, a felony. Notwithstanding the foregoing, Executive's Employment hereunder shall not be deemed to be terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by an affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board (after written notice to Executive and a reasonable opportunity for Executive, together with Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive should be terminated for Cause. Cause shall not be deemed to include the performance of duties for other companies or businesses that do not compete with the Company or unreasonably interfere with Executive's turnaround responsibilities for the Company.

                  (g) In the event of any dispute regarding the existence of Executive's Disability hereunder, the matter will be resolved by the determination of a majority of three physicians qualified to practice medicine in Colorado, one to be selected by each of Executive and the Board and the third to be selected by the two designated physicians. For this purpose, Executive will submit to appropriate medical examinations.

                  (h) Executive shall not be required to mitigate the amount of any payment provided for in this paragraph 5 by seeking other employment or otherwise, and the amount of any payment or benefit provided for in this paragraph 5 shall not be reduced by any compensation earned by Executive as a result of employment by another employer or by retirement benefits.

                  6. Confidential Information. The Executive acknowledges that the information, observations and data obtained by him while employed by the Company concerning the business or affairs of the Company or any Subsidiary ("Confidential Information") are the property of the Company or such Subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent required by law, rule or regulation or pursuant to any administrative or court order. The term "Confidential Information" shall not include (i) information which is generally available to the public or those in the Company's industry as of the date of execution of this Agreement or which later becomes generally available to the public or those in the Company's industry other than as a result of Executive's prohibited disclosure; (ii) information which comes to Executive from a bona fide third party source so long as such source was not, to Executive's knowledge, prohibited from providing such information to Executive by any contractual, legal, fiduciary or other obligation; and (iii) information which was known to Executive before such information was obtained from the Company. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company or any Subsidiary which he may then possess or have under his control.



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

                  7. Non-Compete, Non-Solicitation.

                  (a) Executive acknowledges that in the course of his employment with the Company he will become familiar with the Company's trade secrets and with other confidential information concerning the Company and its predecessors and that his services will be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that (i) during the period in which Executive is receiving compensation from the Company pursuant to paragraph 5 hereof, or (ii) if the Employment Period is terminated as provided in paragraph 5(b), for a period of one year following such termination (the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services to, or in any manner engage in any business competing with any business of the Company or its Subsidiaries, as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses. Geographic areas in which the Company and/or its Subsidiaries plans to operate any businesses or in which any businesses of the Company exist or are in process will be identified in writing upon request of Executive within thirty days of the date of termination of the Employment Period. Nothing herein shall prohibit Executive from being a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

                  (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) solicit any person who was an employee of the Company or any Subsidiary at any time within one year prior to termination of the Employment Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary.

                  (c) If, at the time of enforcement of this paragraph 7, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                  (d) In the event of the breach or a threatened breach by Executive of any of the provisions of this paragraph 7, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions thereof (without posting a bond or other security).

                  8. Executive and Company Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, and (ii) upon the execution and delivery of this

Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. The Company hereby represents and warrants to Executive that it is not entering into this Agreement in contemplation of any merger or sale of the Company.

                  9. Survival. Paragraphs 5, 6, 7 and 8 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

                  10. Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to be delivered and receive five business days after having been deposited in the United States mail and enclosed in a registered or certified post-paid envelope; one business day after having been sent by overnight courier; when personally delivered or sent by facsimile communications equipment of the sending party on a business day, or otherwise on the next succeeding business day thereafter; and in each case addressed to the respective party at the address set forth below or to such other changed addresses as the party may have fixed by notice as provided herein:

         Notices to Executive:

                  Daniel Crowley
                  400 Capitol Mall
                  Suite 1250
                  Sacramento, CA 95814
                  Telephone:  (916) 449-6056
                  Fax:        (916) 449-6059

         with a copy to:

                  Pillsbury, Madison & Sutro LLP
                  400 Capitol Mall
                  Suite 1700
                  Sacramento, CA  95814-4419
                  Attention:  Michael A. Kvarme, Esq.
                  Telephone:  (916) 329-4713
                  Fax:        (916) 441-3583

         Notices to the Company:

                  Coram Healthcare Corporation
                  1125 Seventeenth Street
                  Suite 1500
                  Denver, CO  80202
                  Attention: Scott Larsen, Esq.
                  Telephone:  (303) 292-4973
                  Fax:        (303) 298-0047



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         with a copy to:

                  Paul, Hastings, Janofsky & Walker LLP
                  555 S. Flower Street, 23rd Floor
                  Los Angeles, CA  90071
                  Attention: Anna M. Graves, Esq.
                  Telephone:  (213) 683-6345
                  Fax:        (213) 996-3345

                  11. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  12. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  13. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  14. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) of all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                  15. Attorneys' Fees and Costs. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, Executive shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any relief to which he may otherwise be entitled if he is the prevailing party in such action.

                  16. Choice of Law. This Agreement will be governed by the internal law, and not the laws of conflicts, of the State of Colorado.

                  17. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.



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

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                      CORAM HEALTHCARE CORPORATION



                                      By: /s/ DONALD J. AMARAL
                                         -------------------------------------
                                         Its: Chairman/Chief Executive Officer
                                             ---------------------------------



                                      EXECUTIVE:

                                      Name: /s/ DANIEL CROWLEY
                                            ----------------------------------

                                      Date:  November 30, 1999
                                            ----------------------------------

                                      DANIEL CROWLEY




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

                                   SCHEDULE A
                               BONUS COMPENSATION


Beginning with the Company's fiscal year 2000, if the Company hits the percentage of its EBITDA Target set forth below, Executive will be entitled to receive as Bonus that percentage of his Base Salary (as in effect on the last day of the fiscal year in question) set forth below. If the Company hits a percentage of its EBITDA Target which is greater than one of the percentages set forth below but less than the next succeeding percentage, Executive shall be entitled to receive a pro rata portion of the incremental Base Salary payment.

        PERCENTAGE OF EBITDA TARGET                   PERCENTAGE OF BASE SALARY
        ---------------------------                   -------------------------

                   100.0%*                                       60%*
                   101.5%                                        65%
                   103.0%                                        70%
                   104.5%                                        75%
                   106.0%                                        80%
                   107.5%                                        85%
                   109.0%                                        85%
                   110.5%                                        95%
                   112.0%                                       100%
                   114.0%                                       110%
                   116.0%                                       121%
                   118.0%                                       132%
                   120.0%                                       143%
                   122.0%                                       154%
                   124.0%                                       166%
                   126.0%                                       177%
                   128.0%                                       188%
                   130.0%                                       200%
                   132.0%                                       211%
                   134.0%                                       212%
                   136.0%                                       223%
                   138.0%                                       234%
                   140.0%                                       245%
                   142.0%                                       256%
                   144.0%                                       267%
                   146.0%                                       278%
                   148.0%                                       289%
                   150.0%                                       300%

---------------

* These represent the "Target Bonus" levels for purposes of this Agreement.


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


                                 AMENDMENT NO. 1
                             TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Amendment"), dated as of November 30, 1999 amends that certain Employment Agreement, dated as of November 30, 1999 (the "Employment Agreement") between Coram Healthcare Corporation, a Delaware corporation (the "Company"), and Daniel Crowley (the "Executive"), and is made and entered into with reference to the facts described below. All terms appearing in this Amendment with initial capitalization shall have the meanings ascribed to them in the Employment Agreement, unless otherwise defined herein.

                                    RECITALS

         WHEREAS, the Company and the Executive desire to amend the Employment Agreement to revise the exercise price that will be applicable to the stock options that will be granted to the Executive;

         NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

1. Amendment to Employment Agreement.

         1.1 Paragraph (c) of Section 3 of the Employment Agreement is hereby amended by deleting the first sentence of the paragraph in its entirety and substituting the following in its place:

         (a) Executive shall be granted options as of the Effective Date to purchase 1,000,000 shares of Common Stock of the Company (the "Option Shares") at a price equal to the closing price of the Common Stock of the New York Stock Exchange on November 29, 1999, the day immediately preceding the Effective Date.

2. Counterparts. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same amendment.

3. Miscellaneous. Except as expressly amended by this Amendment, the Employment Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Employment Agreement, the terms "hereinafter," "hereto," hereof, and other words of similar import shall, unless the context otherwise requires, mean the Employment Agreement as amended by this Amendment. In the event of any conflict or inconsistency between the terms and conditions of the Employment Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control.




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

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CORAM HEALTHCARE CORPORATION                 EXECUTIVE


By:  /s/ Donald J. Amaral                        /s/ Daniel Crowley
   -------------------------                 ----------------------------------
   Donald J. Amaral                          Daniel Crowley
   Chairman




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